Exhibit 5.8

CONSENT OF AUTHOR

To:	TSX Venture Exchange

AND TO:	British Columbia Securities Commission Alberta Securities Commission Ontario Securities Commission Autorité des marchés financiers United States Securities and Exchange Commission

Re:  Offer and Circular dated December 15, 2008 (the “Offer and Circular”) and Annual Information Form dated December 12, 2008 (the “AIF”) of Rusoro Mining Ltd. (the “Company”)

I, Gregory Smith, P. Geo., Vice President Exploration of the Company, have prepared a summary (the “Summary”) of the following technical reports (the “Technical Reports”) which Summary appears in Item 3.3 of the AIF:

•                  Technical Report on the San Rafael-El Placer and Days Vein Deposits, Bolivar State, Venezuela, dated October 2, 2008.

•                  Technical Report on the Mining and Processing Operations of Hecla Mining Company, Estado Bolivar, Venezuela dated August 1, 2008.

•                  Technical Report on the Increible 6 Property, Bolivar State, Venezuela, dated November 14, 2007, as revised February 14, 2008.

•                  Technical Report on the PMG (Gold Fields) Choco 10 Concession and Mine, Estado Bolivar, Venezuela dated November 21, 2007.

•                  Technical Report and Mineral Resource Estimate, Ceiba II Project, Bolivar State, Venezuela dated April 9, 2007.

•                  Technical Report and Mineral Resource Estimate, Valle Hondo Project, Bolivar State, Venezuela dated April 9, 2007.

I have prepared or supervised the preparation of the scientific and technical information in the Offer and Circular.

I hereby consent to the use of my name in connection with references to my preparation or supervision of the preparation of the scientific and technical information in the Offer and Circular.

I hereby consent to the use of my name in connection with references to my preparation of the Summary and to the use of the Summary in the Offer and Circular by way of incorporation by reference of the AIF.

I also hereby confirm that I have read the Offer and Circular and that I have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the Technical Reports, the Summary or that is within my knowledge as a result of the services that I have performed in connection with the preparation or supervision of the scientific and technical information in the Offer and Circular.

I further consent to the references to the use of my name included or incorporated by reference in the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, in connection with the Technical Reports and all other references to my name included or incorporated by reference in such Registration Statement.

I further consent to the reference to the Technical Reports in the Offer and Circular and in the Company’s written Marketing Presentation.

Dated this 15th day of December, 2008

/s/ Gregory Smith
Gregory Smith, P. Geo.

CONSENT OF AUTHOR

To:	TSX Venture Exchange

AND TO:	British Columbia Securities Commission Alberta Securities Commission Ontario Securities Commission Autorité des marchés financiers United States Securities and Exchange Commission

Re:  Annual Information Form dated December 12, 2008 (the “AIF”) of Rusoro Mining Ltd. (the “Company”)

I, Gregory Smith, P. Geo., Vice President Exploration of the Company, have prepared a summary (the “Summary”) of the following technical reports (the “Technical Reports”) which Summary appears in Item 3.3 of the AIF:

•                  Technical Report on the San Rafael-El Placer and Days Vein Deposits, Bolivar State, Venezuela, dated October 8, 2008.

•                  Technical Report on the Mining and Processing Operations of Hecla Mining Company, Estado Bolivar, Venezuela dated August 1, 2008..

•                  Technical Report on the Increible 6 Property, Bolivar State, Venezuela, dated November 14, 2007, as revised February 14, 2008.

•                  Technical Report on the PMG (Gold Fields) Choco 10 Concession and Mine, Estado Bolivar, Venezuela dated November 21, 2007.

•                  Technical Report and Mineral Resource Estimate, Ceiba II Project, Bolivar State, Venezuela dated April 9, 2007.

•                  Technical Report and Mineral Resource Estimate, Valle Hondo Project, Bolivar State, Venezuela dated April 9, 2007.

I hereby consent to the use of my name in connection with references to my preparation of the Summary and to the use of the Summary in the AIF.

I also hereby confirm that I have read the Summary contained in the AIF and that I have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the Technical Reports or that is within my knowledge as a result of the services that I have performed in connection with the preparation of the Summary.

I further consent to the references to the use of my name included or incorporated by reference in the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, in connection with the Technical Reports and all other references to my name included or incorporated by reference in such Registration Statement.

I further consent to the reference to the Technical Reports in the Offer and Circular and in the Company’s written Marketing Presentation.

Dated this 15th day of December, 2008

/s/ Gregory Smith
Gregory Smith, P. Geo.